Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for

Tender of All Outstanding

Senior Secured Floating Rate Notes due 2011 in Exchange for New Senior Secured Floating Rate Notes due 2011

of

MSC-MEDICAL SERVICES COMPANY

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [ ], 2006 (THE “EXPIRATION DATE”) UNLESS EXTENDED BY MSC-MEDICAL SERVICES COMPANY.

Registered holders of outstanding Senior Secured Floating Rate Notes due October 15, 2011 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new Senior Secured Floating Rate Notes due October 15, 2011 (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering “ and “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent is:

U.S. BANK NATIONAL ASSOCIATION

For Delivery by Registered or Certified Mail; Hand or Overnight Delivery:

U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107 Attn: Specialized Finance Dept.

Facsimile: (651) 495-8158

For Information or Confirmation by Telephone:

(800) 934-6802

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a signature guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated [            ], 2006 of MSC-Medical Services Company (the “Prospectus”), receipt of which is hereby acknowledged.

Name(s) of Tendering Holder(s):

Please Print

Address(es):

                                                                                      Zip Code

Daytime Area Code and Tel. No.:

Signature(s):

Number of Shares:

Certificate Nos. of Outstanding Notes Tendered (if available):

Principal Amount of Outstanding Notes Tendered:

(Check box if Shares will be tendered by book-entry transfer)

☐        The Depository Trust Company

Account Number:

Date:

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY (Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

(Authorized Signature)

Address:	Title:

Name:

(Zip Code)	(Please type or print)

Area Code and Telephone No.:
Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.